UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2003

A.I. SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-69176
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

Suite 1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.662.7900

Item 9. Regulation FD Fair Disclosure.

On May 30, 2003, our Board of Directors' appointed Dr. Irit Arbel, formerly the Israeli Sales Manager for Merck Sharp & Dohme, as a director and our new Chief Executive Officer. Dr. Arbel's appointment followed the resignation of our director, Mr. Emmanuel Aligizakis and the resignation as CEO by Mr. Harvey Lawson. Mr. Lawson remained as a director along with Mr. Meir Segev.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.I. SOFTWARE, INC.

/s/ Harvey Lawson
Harvey Lawson, Director

Date: June 13, 2003.